UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 12, 2006

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 12, 2006, Internap Network Services Corporation announced it had entered into a definitive agreement to acquire VitalStream Holdings, Inc.  VitalStream provides audio and video streaming services and integrated rich media content delivery services that enable businesses to broadcast digital media content to worldwide audiences via the Internet.

Under the terms of the transaction, Internap will issue approximately 11.9 million shares of common stock in respect of outstanding VitalStream common shares, which will represent approximately 26% of the combined company’s shares. This is an exchange ratio of 0.5132 Internap shares for every VitalStream share. In addition, Internap will assume VitalStream’s currently outstanding stock option plans. Based on the closing price of Internap’s stock on October 11, 2006, the transaction is valued at an aggregate purchase price of approximately $217 million.

The transaction is expected to close in the first calendar quarter of 2007, and is expected to be tax free to shareholders of both companies with respect to the stock consideration the shareholders receive. The transaction is subject to regulatory reviews and approvals, including the Hart-Scott-Rodino Act; approval by the shareholders of Internap and VitalStream; and certain other customary closing conditions. Thomas Weisel Partners LLC acted as financial advisor to Internap. RBC Capital Markets acted as financial advisor to VitalStream.

Additional Information Regarding the Transaction

The announcement of the transaction is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. Internap and VitalStream intend to file with the Securities and Exchange Commission (“SEC”) a Joint Proxy Statement/Prospectus on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN INTERNAP AND VITALSTREAM ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNAP, VITALSTREAM AND THE TRANSACTION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap and VitalStream through their Investor Relations contacts.

Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap’s 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream’s 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.

Internap’s press release is attached as Exhibit 99.1

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 12, 2006
99.1	Press Release issued jointly by Internap and VitalStream, dated October 12, 2006

Internap Network Services Corporation hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: October 12, 2006

By: /s/ David A. Buckel
David A. Buckel
Vice President and Chief Financial Officer